UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 396-6723

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 18, 2025, Telomir Pharmaceuticals, Inc. (Nasdaq: TELO), a preclinical-stage biotechnology company focused on reversing biological aging and age-related diseases, announced positive new preclinical data demonstrating the cellular protective activity of its lead candidate, Telomir-1, in human progeria cell lines.

Progeria, or Hutchinson-Gilford Progeria Syndrome (HGPS), is an ultra-rare pediatric disorder caused by a mutation in the LMNA gene, leading to the production of progerin—a toxic protein that causes rapid biological aging in children. There are fewer than 30 known patients in the United States, with an average life expectancy of 13 to 15 years. The only approved treatment, Zokinvy® (lonafarnib), extends lifespan by approximately 4.3 years but does not reverse the underlying disease pathology or halt cardiovascular decline, the leading cause of death.

The Company evaluated Telomir-1 in cells taken directly from a child with HGPS. These cells were obtained from The Progeria Research Foundation (www.progeriaresearch.org). The study, conducted by SmartAssays, focused on three critical hallmarks of cellular aging and disease progression in Progeria: loss of viability, oxidative stress, and mitochondrial dysfunction.

Key findings include:

●	Telomir-1 significantly increased cell viability, both under basal conditions and even in the presence of toxic levels of iron and copper.
●	Reactive oxygen species (ROS), elevated in Progeria cells, were normalized by Telomir-1, both under basal conditions and even under oxidative stress conditions.
●	Calcium overload—a marker of mitochondrial damage—was reversed, restoring mitochondrial function and energy balance.

Telomir-1 is designed to regulate intracellular metal ions, reduce oxidative stress, restore mitochondrial function, extend telomere length, reverse muscle loss, and reset age-associated DNA methylation patterns—biological pathways that play central roles in Progeria and other degenerative conditions.

The results build on prior studies in zebrafish and C. elegans models of Werner syndrome (adult progeria), where Telomir-1 extended lifespan, restored telomere length, reversed muscle degeneration, and reset epigenetic aging markers.

Telomir Pharmaceuticals is finalizing IND-enabling studies and intends to engage with the U.S. Food and Drug Administration (FDA) to explore regulatory pathways, including the potential for orphan drug designation. The Company is evaluating multiple rare disease indications for initial clinical development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACEUTICALS, INC.

Dated: June 18, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer